                                                                   Exhibit 99.1


NEWS RELEASE

                                                                      [ATA LOGO]

                                     Investor Relations Contacts: David M. Wing,
                                          Chief Financial Officer (317) 240-7087
                    Roxanne Butler, Investor Relations Specialist (877) 834-0606
                                                  investor.relations@iflyata.com
                                     Media Contact: Angela Thomas (317) 240-7518
                                                     media.inquiries@iflyata.com


      ATA Holdings Corp. Reports Fourth Quarter and 2003 Financial Results

INDIANAPOLIS, February 2, 2004 - ATA Holdings Corp. (NASDAQ: ATAH), parent company of ATA Airlines, Inc. ("ATA"), today reported a full-year 2003 income available to common shareholders of $15.8 million, or $1.34 per share (basic) and $1.27 per share (diluted), compared with a loss available to common shareholders of $175.0 million, or $14.94 per share (basic and diluted) in the prior year. The Company ended 2003 with $160.6 million in unrestricted cash.

For the fourth quarter, the Company's loss available to common shareholders was $20.2 million, or $1.72 cents per share (basic and diluted), compared with a loss available to common shareholders of $57.6 million, or $4.90 per share (basic and diluted), in the fourth quarter of 2002.

George Mikelsons, Chairman, Chief Executive Officer and President, said, "When we made our financial plans for 2003, we didn't want to be dependent on an industry recovery to make ATA profitable. And, largely due to our aggressive capacity growth in scheduled service, consolidated unit revenues were down slightly. But, because we were able to reduce our unit costs by over 16 percent to 6.82 cents per available seat mile, today we are reporting ATA's first full-year profit since 1999."

"Good financial results don't occur without offering a quality product to our customers. Therefore, I am pleased to report that in 2003 ATA improved on several key customer service metrics tracked by the Department of Transportation --on-time performance, customer complaints and denied boardings. ATA's value proposition has been strongly endorsed by the half million customers who have enrolled in our frequent flyer program in slightly more than one year."

"Our loss in the traditionally weak fourth quarter, while disappointing, was not unexpected. We continued to achieve a number of our financial goals in the fourth quarter: posting our second consecutive quarter of year-over-year system unit revenue gains; our fifth consecutive quarter of year-over-year unit cost reductions; and our third consecutive quarter of year-over-year net margin improvements."

"Looking forward to 2004, ATA will target 7.10 cents per ASM for its unit costs. Skyrocketing fuel prices will make managing all other costs critical to achieving this goal. Like other carriers, we are seeing a softer-than-expected revenue environment early in 2004. Therefore, ATA will be reducing total fleet capacity growth from 20 percent in 2003 to about nine percent in 2004."

"We are very proud of the profitable 2003 which we were able to accomplish through the extraordinary efforts and performance of our outstanding employees," said David M. Wing, Executive Vice President and Chief Financial Officer. "Improved unit cost performance is critical to our success in this very competitive industry, but lower costs cannot be purchased at the price of poor customer service. We are therefore particularly proud that we were able to improve on key customer service metrics in 2003, while becoming more cost-efficient at the same time."

"Our fourth quarter 2003 financial results were negatively impacted by a non-cash impairment charge of $5.3 million to write down nine Boeing 727-200 aircraft in the BATA joint venture to salvage value, reflecting the continued weakness in the used-aircraft market. The quarter was also negatively impacted by rising fuel prices, which were on average about 3 cents a gallon higher in the fourth quarter of 2003 than in the prior year. Fourth quarter non-operating expense was also negatively impacted by $2.9 million of non-recurring costs associated with the recently completed aircraft lease and bond exchange restructurings, and a full year of interest costs associated with the Air Transportation Stabilization Board guaranteed loan which closed in November 2002."

"The Company generated positive operating cash flows for 2003 of $73.3 million, excluding the impact of $37.2 million of U.S. Government funds received under the Emergency Wartime Supplemental Appropriations Act. Although the Company also reported a significant use of cash in 2003 of $92.0 million in association with its aircraft operating lease payment streams, the conclusion of the aircraft lease restructuring in late January 2004 resulted in a refund of approximately $29.8 million of those 2003 cash payments from three lessors and will result in approximately $69.6 million in lower uses of cash in 2004 than would have occurred under previous lease pricing terms."

Year-to-Date Financial and Operating Results:

For the entire year of 2003, consolidated operating revenues increased 18.9 percent to $1.52 billion as compared to 2002. Scheduled services revenues increased 22.4 percent to $1.09 billion, and charter service revenues increased
18.4 percent to $366.2 million of which $296.9 million was for military flights. Total operating expenses increased 0.2 percent to $1.44 billion.

System-wide revenue passenger miles (RPMs) increased 15.9 percent to 14.36 billion, and available seat miles (ASMs) increased 20.0 percent to 21.13 billion compared with 2002. Consolidated revenue per available seat mile (RASM) was 7.19 cents for 2003, down 1.0 percent compared with 2002.

For ATA's scheduled service, RPMs increased 21.9 percent to 12.08 billion, ASMs increased 23.0 percent to 16.74 billion, and the passenger load factor of 72.2 percent decreased 0.6 points compared with 2002. Scheduled service yield grew
0.6 percent to 8.99 cents, and RASM decreased 0.3 percent to 6.49 cents.

Fourth Quarter Financial and Operating Results:

Total operating revenues for the fourth quarter of 2003 were $369.1 million, an
18.7 percent increase compared with 2002. Scheduled service revenues increased
21.1 percent to $269.1 million. Total charter service revenues increased 14.6 percent to $80.8 million. Total operating expenses increased 4.5 percent to $378.5 million.

The Company decreased its CASM by 10.1 percent to 7.16 cents in the fourth quarter of 2003 compared to 7.96 cents in the fourth quarter of 2002.

System-wide RPMs increased 15.3 percent to 3.45 billion, and ASMs increased 16.2 percent to 5.29 billion compared with 2002. Consolidated RASM was 6.98 cents in the fourth quarter of 2003, up 2.0 percent compared with 2002.

For ATA's scheduled service, RPMs increased 19.3 percent to 2.95 billion, ASMs increased 20.5 percent to 4.42 billion, and the passenger load factor of 66.7 percent decreased 0.7 points, compared with 2002. Scheduled service yield grew
1.6 percent to 9.14 cents and RASM increased 0.5 percent to 6.09 cents.

Debt and Aircraft Lease Restructuring

On January 30, ATA announced that it had completed a significant restructuring of the Company's debt and aircraft lease obligations. The Company exchanged 86.8 percent of ATA's unsecured notes due 2004 and 2005 for cash and notes due 2009 and 2010. ATA's cash payments on unsecured debt principal have been reduced by $142.3 million in 2004. Effective with the closing of the exchange offers, the Company also completed a restructuring of several of its aircraft operating leases. Portions of the cash payments due under these amended leases, primarily between June 30, 2003 and March 31, 2005, will be rescheduled until later in the remaining terms of the leases. The net cash payment requirements in 2004 pertaining to the Company's aircraft leases will be approximately $99.4 million lower as a result of the amendments. Consent to the restructuring of notes and leases was granted by the Air Transportation Stabilization Board (ATSB).

"This important restructuring of ATA's debt and leases will enable management to continue its focus on improving operations and profitability of the airline," said Mikelsons. "This transaction has eliminated the risk of a near-term liquidity shortfall associated with our 2004 debt and aircraft lease obligations, and the Company believes its revised financial structure will provide the required liquidity for 2005 and beyond. I would like to thank
ATA's major stakeholders--Our bondholders, our lessors and the ATSB--for seeing the strong potential of this airline, and for working with us to improve the Company's balance sheet. "I would also like to thank our CFO
Dave Wing for his tireless efforts to successfully conclude this major restructuring."

For 2004, the Company expects annual interest expense on its unsecured debt to increase approximately $17.2 million, due primarily to higher interest costs on the new notes. Because the aircraft lease restructuring has primarily changed the timing of cash payments and extended certain lease terms by an average of two years, the Company does not expect its straight-line rent expense recorded under Generally Accepted Accounting Practices to change materially in future years.

Year-to-Date Cash Flow and Liquidity:

ATA's cash balance as of December 31, 2003, was $160.6 million, as compared to $200.2 million as of December 31, 2002. The significant sources and uses of cash between periods were as follows:

Significant Sources of Cash:

     o $37.2 million in U.S. Government funds received in May 2003 under the Emergency Wartime Supplemental Appropriations Act

     o    $73.3 million generated by other operating activities

     o $16.6 million received from the return of aircraft pre-delivery deposits

Significant Uses of Cash:

     o $92.0 million used to fund non-current prepaid aircraft rents required under aircraft operating leases

     o $42.5 million used for capital expenditures, including aircraft-related parts and facility improvements

     o $34.8 million used for scheduled debt repayments, net of debt proceeds and to collateralize letters of credit

Summary of Other Events:

     o ATA launched transcontinental service between San Francisco and Newark in October 2003, operating two times daily using Boeing 737-800 and Boeing 757-300 aircraft.

     o ATA announced new nonstop transcontinental service from San Francisco to New York-La Guardia beginning January 2004. This service will be operated on ATA's Boeing 757-200 aircraft, which were recently reconfigured to add up to three inches of extra legroom, providing an upgrade in comfort for this long-haul flight and throughout the ATA system. ATA is the only airline to offer nonstop service between New York-LaGuardia and San Francisco.

     o ATA announced new nonstop service from Seattle to Honolulu beginning on February 20, 2004, and increased frequencies from San Francisco to Hawaii.

     o ATA began offering travelers on transcontinental flights meal options for breakfast, lunch or dinner at a nominal charge.

     o ATA announced improvements to its Travel Awards frequent flyer program to allow customers to access on-line personal account information for points earned and travel awards redeemed. These improvements also allow customers to redeem points and book their free travel online at ata.com.

     o The Company announced improvements to its onboard cell phone usage policy. As of November 2003, crews began notifying passengers that they may turn on cell phones and pagers once an aircraft has landed and is clear of an active runway.

     o ATA Holdings Corp. promoted William F. O'Donnell to the position of Senior Vice President of Human Resources.

ATA Holdings Corp.'s fourth quarter earnings conference call will be webcast live today at 10 a.m. Eastern Standard Time at www.ata.com on ATA's investor relations web page and will remain archived on the web site for future reference. The Company filed an 8-K on January 30, 2004, with forward-looking information on its fleet plan and projected operating statistics. To access this 8-K, please go to: http://www.sec.gov.

Now celebrating its 31st year of operations, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles. ATA has the youngest, most fuel-efficient fleet among the major carriers, featuring the new Boeing 737-800 and 757-300 aircraft. The airline operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to over 40 business and vacation destinations. To learn more about the Company, visit our web site at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts

                                                     Three Months Ended
                                                         December 31,

                                                    2003           2002
                                                 (Unaudited)   (Unaudited)   Change

Operating revenues:
   Scheduled service                             $   269,094   $   222,148     21.1%
   Charter service
      Commercial charter                              13,671        23,221    (41.1%)
      Military charter                                67,143        47,323     41.9%
   Total charter service                              80,814        70,544     14.6%
   Ground revenue                                      3,349         5,105    (34.4%)
   Other                                              15,822        13,173     20.1%
Total operating revenues                             369,079       310,970     18.7%

Operating expenses:
   Salaries, wages and benefits                      106,274        90,419     17.5%
   Fuel and oil                                       67,669        55,224     22.5%
   Aircraft rentals                                   58,139        54,417      6.8%
   Handling, landing and navigation fees              27,214        25,055      8.6%
   Crew and other employee travel                     16,171        12,841     25.9%
   Depreciation and amortization                      13,645        16,469    (17.1%)
   Other selling expense                              12,153        10,472     16.1%
   Aircraft maintenance, materials and repairs        10,677        14,866    (28.2%)
   Passenger services                                  9,774         8,668     12.8%
   Advertising                                         9,337         9,847     (5.2%)
   Insurance                                           8,963        10,288    (12.9%)
   Facilities and other rentals                        6,320         5,132     23.1%
   Commissions                                         6,243         5,237     19.2%
   Ground package cost                                 2,784         4,050    (31.3%)
   Aircraft impairments and retirements                5,288        15,228    (65.3%)
   U.S. Government funds                                  --         1,011   (100.0%)
   Goodwill impairment                                    --         6,893   (100.0%)
   Other                                              17,818        16,011     11.3%
Total operating expenses                             378,469       362,128      4.5%

Operating loss                                        (9,390)      (51,158)   (81.6%)

Other income (expense):

   Interest income                                       693           691      0.3%
   Interest expense                                  (16,338)       (9,767)    67.3%
   Other                                                (577)         (272)   112.1%
Other expense                                        (16,222)       (9,348)    73.5%

Loss before income taxes                             (25,612)      (60,506)   (57.7%)
Income tax credits                                    (6,000)       (5,381)    11.5%
Net loss                                             (19,612)      (55,125)   (64.4%)

Preferred stock dividends                               (633)       (2,485)   (74.5%)
Loss available to common shareholders               ($20,245)     ($57,610)   (64.9%)

Basic earnings per common share:
   Average shares outstanding                     11,791,153    11,764,753      0.2%
   Net loss per share                                 ($1.72)       ($4.90)    64.9%
Diluted earnings per common share:
   Average shares outstanding                     11,791,153    11,764,753      0.2%
   Net loss per share                                 ($1.72)       ($4.90)    64.9%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts

                                                         Year Ended
                                                         December 31,

                                                     2003         2002       Change

Operating revenues:
   Scheduled service                             $ 1,085,420   $   886,579     22.4%
   Charter service
      Commercial charter                              69,314       131,341    (47.2%)
      Military charter                               296,893       177,901     66.9%
   Total charter service                             366,207       309,242     18.4%
   Ground revenue                                     14,682        35,687    (58.9%)
   Other                                              52,224        45,862     13.9%
Total operating revenues                           1,518,533     1,277,370     18.9%

Operating expenses:
   Salaries, wages and benefits                      399,622       355,201     12.5%
   Fuel and oil                                      276,057       206,574     33.6%
   Aircraft rentals                                  226,559       190,148     19.1%
   Handling, landing and navigation fees             113,781       110,528      2.9%
   Crew and other employee travel                     64,055        54,774     16.9%
   Depreciation and amortization                      56,729        76,727    (26.1%)
   Other selling expense                              50,150        43,934     14.1%
   Aircraft maintenance, materials and repairs        45,741        52,254    (12.5%)
   Passenger services                                 41,000        38,345      6.9%
   Advertising                                        37,932        40,028     (5.2%)

   Insurance                                          30,214        33,981    (11.1%)
   Facilities and other rentals                       24,162        22,624      6.8%
   Commissions                                        22,445        23,326     (3.8%)
   Ground package cost                                12,089        27,882    (56.6%)
   Aircraft impairments and retirements                5,288        66,787    (92.1%)
   U.S. Government funds                             (37,156)       16,221   (329.1%)
   Goodwill impairment                                    --         6,893   (100.0%)
   Other                                              72,324        71,180      1.6%
Total operating expenses                           1,440,992     1,437,407      0.2%

Operating income (loss)                               77,541      (160,037)   148.5%

Other income (expense):
   Interest income                                     2,878         2,829      1.7%
   Interest expense                                  (56,324)      (35,746)    57.6%
   Other                                              (2,350)       (1,260)    86.5%
Other expense                                        (55,796)      (34,177)    63.3%

Income (loss) before income taxes                     21,745      (194,214)   111.2%
Income tax expense (credit)                            1,311       (24,950)   105.3%
Net income (loss)                                     20,434      (169,264)   112.1%
Preferred stock dividends                             (4,642)       (5,720)   (18.8%)
Income (loss) available to common shareholders   $    15,792   $  (174,984)   109.0%

Basic earnings per common share:
   Average shares outstanding                     11,773,713    11,711,906      0.5%
   Net income (loss) per share                         $1.34       ($14.94)   109.0%
Diluted earnings per common share:
   Average shares outstanding                     14,468,836    11,711,906     23.5%
   Net income (loss) per share                         $1.27       ($14.94)   108.5%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM

                                                    Three Months Ended
                                                         December 31,

                                                    2003          2002
                                                 (Unaudited)   (Unaudited)    Change

Total operating revenues                             6.98          6.84         2.0%

Operating expenses:
   Salaries, wages and benefits                      2.01          1.99         1.0%
   Fuel and oil                                      1.28          1.21         5.8%
   Aircraft rentals                                  1.10          1.20        (8.3%)
   Handling, landing and navigation fees             0.51          0.55        (7.3%)
   Crew and other employee travel                    0.31          0.28        10.7%

   Depreciation and amortization                     0.26          0.36       (27.8%)
   Other selling expenses                            0.23          0.23         0.0%
   Aircraft maintenance, materials and repairs       0.20          0.33       (39.4%)
   Passenger services                                0.18          0.19        (5.3%)
   Advertising                                       0.18          0.22       (18.2%)
   Insurance                                         0.17          0.23       (26.1%)
   Facilities and other rentals                      0.12          0.11         9.1%
   Commissions                                       0.12          0.12         0.0%
   Ground package cost                               0.05          0.09       (44.4%)
   Aircraft impairments and retirements              0.10          0.33       (69.7%)
   U.S. Government funds                               --          0.02      (100.0%)
   Goodwill impairment                                 --          0.15      (100.0%)
   Other                                             0.34          0.35        (2.9%)
Total operating expenses                             7.16          7.96       (10.1%)

Operating loss                                      (0.18)        (1.12)      (83.9%)

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM

                                                         Year Ended
                                                         December 31,

                                                    2003          2002
                                                 (Unaudited)   (Unaudited)   Change

Total operating revenues                             7.19          7.26        (1.0%)

Operating expenses:
   Salaries, wages and benefits                      1.89          2.02        (6.4%)
   Fuel and oil                                      1.31          1.17        12.0%
   Aircraft rentals                                  1.07          1.08        (0.9%)
   Handling, landing and navigation fees             0.54          0.63       (14.3%)
   Crew and other employee travel                    0.30          0.31        (3.2%)
   Depreciation and amortization                     0.27          0.44       (38.6%)
   Other selling expenses                            0.24          0.25        (4.0%)
   Aircraft maintenance, materials and repairs       0.22          0.30       (26.7%)
   Passenger services                                0.19          0.22       (13.6%)
   Advertising                                       0.18          0.23       (21.7%)
   Insurance                                         0.14          0.19       (26.3%)
   Facilities and other rentals                      0.11          0.13       (15.4%)
   Commissions                                       0.11          0.13       (15.4%)
   Ground package cost                               0.06          0.16       (62.5%)
   Aircraft impairments and retirements              0.03          0.38       (92.1%)
   U.S. Government funds                            (0.18)         0.09      (300.0%)
   Goodwill impairment                                 --          0.04      (100.0%)
   Other                                             0.34          0.40       (15.0%)
Total operating expenses                             6.82          8.17       (16.5%)

Operating income (loss)                              0.37         (0.91)     (140.7%)

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)                                  Dec 31,      Dec 31,
                                                          2003        2002

Cash and cash equivalents                              $ 160,644   $ 200,160
Total current assets                                     348,399     393,752
Property and equipment, net                              253,482     265,627
Other assets                                             284,857     188,757
Total assets                                             886,738     848,136
Short-term debt and current maturities of
   long-term debt                                         64,660      22,575
Total current liabilities                                364,258     301,880
Long-term debt, less current maturities                  430,036     486,853
Other liabilities                                        107,214      96,927
Redeemable preferred stock                                56,330      52,110
Convertible redeemable preferred stock                    32,907      30,375
Shareholders' deficit                                   (104,007)   (120,009)
Total liabilities and shareholders' deficit            $ 886,738   $ 848,136

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)                                           Year Ended
                                                                 December 31,

                                                             2003        2002

Operating activities:

Net income (loss)                                          $  20,434    ($169,264)
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
     U.S. Government receivable                                6,158       16,221
     Other receivables                                       (38,526)     (27,552)
     Prepaid expenses                                         17,808      (24,701)
     Accrued expenses                                        (15,613)     (18,309)
     Changes in other operating assets and liabilities         9,815      (16,936)
     Depreciation and amortization                            56,729       76,727
     Aircraft impairment and retirements                       5,288       66,787
     Other                                                    48,437       38,013
     Net cash provided by (used in) operating activities     110,530      (59,014)

Investing activities:

     Aircraft pre-delivery deposits                           16,582      149,510
     Capital expenditures                                    (42,534)     (59,346)
     Non-current prepaid aircraft rent                       (92,011)     (12,304)
     Other                                                     2,518       11,071
     Net cash provided by (used in) investing activities    (115,445)      88,931

Financing activities:

     Payments on short-term debt                              (8,384)    (110,981)
     Proceeds from (payments on) long-term debt               (8,486)     127,688
     Change in restricted cash                               (17,941)     (30,360)
     Other                                                       210         (543)
     Net cash used in financing activities                   (34,601)     (14,196)

Increase (decrease) in cash and cash equivalents             (39,516)      15,721
Cash and cash equivalents, beginning of period               200,160      184,439
Cash and cash equivalents, end of period                   $ 160,644   $  200,160

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS (1)

                                                                         Three Months Ended
                                                                            December 31,

                                                                          2003       2002      Change

Revenue Passenger Miles (RPMs) (000s)
System-wide                                                            3,446,541   2,988,003    15.3%
    Scheduled Service - Jet                                            2,897,970   2,423,026    19.6%
    Scheduled Service - Commuter                                          47,140      46,505     1.4%
  Scheduled Service - Total                                            2,945,110   2,469,531    19.3%
  Charter Service                                                        501,431     518,472    (3.3%)

Available Seat Miles (ASMs) (000s)
System-wide                                                            5,287,226   4,549,373    16.2%
    Scheduled Service - Jet                                            4,337,672   3,586,016    21.0%
    Scheduled Service - Commuter                                          79,103      78,043     1.4%
  Scheduled Service - Total                                            4,416,775   3,664,059    20.5%
  Charter Service                                                        870,452     885,314    (1.7%)

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM) (cents)            6.09        6.06     0.5%
Charter Service Revenue per Available Seat Mile (RASM) (cents)              9.41        7.97    18.1%
Scheduled Service Revenue per Revenue Passenger                             9.14        9.00     1.6%

Mile (Yield) (cents)
Operating Expenses per ASM (cents)                                          7.16        7.96   (10.1%)
Aircraft impairments and retirements per ASM (cents)                        0.10        0.33   (69.7%)

Other Statistics
Scheduled Service Passenger Load Factor - Jet                               66.8%       67.6%   (0.8 pts)
Scheduled Service Passenger Load Factor - Commuter                          59.6%       59.6%    0.0 pts
Total Scheduled Service Passenger Load Factor                               66.7%       67.4%   (0.7 pts)
System-wide Revenue Passengers Carried                                 2,737,437   2,459,931    11.3%
Average Daily Narrow-body Jet Utilization (hours)                          11.00       10.03     9.7%
Average Daily Wide-body Jet Utilization (hours)                             8.17        4.26    91.8%
System-wide Average Passenger Trip Length (miles)                          1,298       1,215     6.8%
Average into-plane fuel price per gallon                                    0.98        0.95     3.2%
Gallons of Fuel Consumed (000s)                                           69,122      58,150    18.9%

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS (1)

                                                                              Year Ended
                                                                              December 31,

                                                                          2003         2002       Change

Revenue Passenger Miles (RPMs) (000s)
System-wide                                                            14,358,699   12,384,237     15.9%
    Scheduled Service - Jet                                            11,887,560    9,759,308     21.8%
    Scheduled Service - Commuter                                          191,712      152,576     25.7%
  Scheduled Service - Total                                            12,079,271    9,911,884     21.9%
  Charter Service                                                       2,279,428    2,472,353     (7.8%)

Available Seat Miles (ASMs) (000s)
System-wide                                                            21,125,905   17,599,968     20.0%
    Scheduled Service - Jet                                            16,425,276   13,371,193     22.8%
    Scheduled Service - Commuter                                          310,224      237,133     30.8%
  Scheduled Service - Total                                            16,735,500   13,608,326     23.0%
  Charter Service                                                       4,390,404    3,991,642     10.0%

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM) (cents)             6.49         6.51     (0.3%)
Charter Service Revenue per Available Seat Mile (RASM) (cents)               8.37         7.77      7.7%
Scheduled Service Revenue per Revenue Passenger Mile (Yield) (cents)         8.99         8.94      0.6%
Operating Expenses per ASM (cents)                                           6.82         8.17    (16.5%)
Aircraft impairments and retirements per ASM (cents)                         0.03         0.38    (92.1%)
U.S. Government funds per ASM (cents)                                       (0.18)        0.09   (300.0%)

Other Statistics
Scheduled Service Passenger Load Factor - Jet                                72.4%        73.0%    (0.6 pts)
Scheduled Service Passenger Load Factor - Commuter                           61.8%        64.3%    (2.5 pts)
Total Scheduled Service Passenger Load Factor                                72.2%        72.8%    (0.6 pts)

System-wide Revenue Passengers Carried                                 11,226,875   10,046,679     11.7%
Average Daily Narrow-body Jet Utilization (hours)                           10.89         9.88     10.2%
Average Daily Wide-body Jet Utilization (hours)                              7.60         4.99     52.3%
System-wide Average Passenger Trip Length (miles)                           1,279        1,233      3.7%
Average into-plane fuel price per gallon                                     1.00         0.88     13.6%
Gallons of Fuel Consumed (000s)                                           275,996      234,813     17.5%
Aircraft in fleet - Jet (as of the end of the period)                          65           66     (1.5%)
Aircraft in fleet - Commuter (as of the end of the period)                     17           17      0.0%
Full-time Equivalent Employees (as of the end of the period)                7,693        6,831     12.6%

(1)  Numbers in operating statistics may not sum due to rounding.

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